UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

GLOBAL CASH ACCESS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2012, Global Cash Access Holdings, Inc. (the “Company”) announced that Diallo Gordon, age 36, was promoted to the position of Executive Vice President, Kiosk Development and Service of the Company.  Mr. Gordon’s term of office in this office shall be until his resignation, his removal or the appointment of his successor.

Mr. Gordon joined the Company in August, 2009 as VP, Technical Operations until April, 2010 when he was promoted to SVP, Operations. In March, 2011, he was promoted to SVP, Service and Operations. From 2004 to 2009, Mr. Gordon worked for Aristocrat Technologies, Inc. as a Project Manager and Director, Oasis Regional Support, respectively.  From 2003 to 2004, Mr. Gordon worked for the Mississippi Gaming Commission as a systems engineer.  From 2000 to 2003, Mr. Gordon worked for the Department of Defense as an Instrumentation and Telemetry Lead on the F/A-22 Raptor.  Mr. Gordon is a veteran of the United States Air Force and was Honorably Discharged in 2000 after four years as an aircrew member on the ARIA EC-135 and EC-18 aircraft.

In connection with his appointment to office, Mr. Gordon and the Company entered into a written agreement, dated March 28, 2012, a copy of which is attached hereto as Exhibit 10.1.  Mr. Gordon is entitled to receive an annual base salary of $300,000 and is eligible for a discretionary annual bonus in an amount of up to 75% of his then current base salary depending upon the achievement of certain performance criteria and goals.  The target amount of the discretionary bonus, assuming the achievement of performance criteria and goals, is 50% of his then current base salary.  If Mr. Gordon’s employment is terminated in certain circumstances, he is entitled to twelve months salary continuation and, in certain circumstances, a bonus in an amount of 50% of his then current base salary.  Pursuant to the agreement, Mr. Gordon agrees not to engage in certain competitive activities for a period of two years following termination of employment with the Company.  Mr. Gordon’s continued employment with the Company as an Executive Vice President is subject to Mr. Gordon obtaining and maintaining all necessary gaming and other regulatory approvals, licenses and permits.  The description of the agreement contained in this paragraph is qualified in its entirety by reference to the agreement, a copy of which is attached as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: March 28, 2012	By:	/s/ Scott H. Betts
Scott H. Betts, Chief Executive Officer